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                                                                    EXHIBIT 23.2

The Board of Directors and Shareholders
East County Bank


We consent to incorporation by reference on Form 8-K of Civic BanCorp of our report dated January 14, 2000, relating to the Balance Sheets, Statements of Earnings, Statement of Shareholders' Equity, and Statements of Cash Flows of East County Bank as of December 31, 1999 which report appears in the December 31, 1999 Audited Financial Statements.

/s/ Moss Adams LLP

Stockton, California
March 24, 2000